UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7th, 2006

Commission File No. 000-25553

Amersin Life Sciences Corporation

(Exact name of registrant as specified in its charter)

NEVADA	88-0419476
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

410 Park Avenue, 15th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 881-2899

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

As part of a review in the preparation of responses to requests for clarification by the Securities and Exchange Commission, the Chief Executive Officer of the Company came to the conclusion on July7th, 2006 that there were errors in the presentation of the audited financial statements of the company filed on from 10K for the year ended January 31st, 2006.  These errors affect the manner in which discontinued operations are presented in the financial statements.  As a result, the financial statements filed as part of the Company’s 10-KSB filing for the year ended January 31st, 2006 should not be relied upon.

The Chief Executive Officer of the Company is stationed in China, familiar with the Chinese statements and structure of the former joint venture operations now discontinued, and has discussed the errors with the company’s independent accountants who assisted in the preparation of the original statements.

It is anticipated that the company will file amendments to the statements reflecting changes to the comparative column for the prior year ended January 31st, 2005 to isolate discontinued operations, in effect unconsolidating subsidiary assets and operations, presenting them as separate line items within the statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amersin Life Sciences Corporation (Registrant)

By:	/s/ H. Y. (Reid) Li
H. Y. (Reid) Li

Date: July 10th, 2006